Exhibit 10.29

MD BEAUTY, INC.

FIRST AMENDMENT TO TERM LOAN AGREEMENT

This FIRST AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”) is dated as of July 21, 2005 and entered into by and among STB BEAUTY, INC., a Delaware corporation (“Holdings”), MD BEAUTY, INC., a Delaware corporation (the “Company”), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a “Lender” and collectively as “Lenders”), and BNP PARIBAS (“BNP Paribas”), as administrative agent for Lenders (in such capacity, “Administrative Agent”), and solely for purposes of Section 3 hereof, the Credit Support Parties (as defined in Section 3 hereof). Reference is made to that certain Term Loan Agreement dated as of February 18, 2005, by and among Holdings, Company, the Lenders referenced therein and BNP Paribas, as Administrative Agent (the “Credit Agreement”). Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement.

RECITALS

WHEREAS, Company desires to amend the Credit Agreement on, and subject to, the terms, conditions and agreements set forth herein, to (i) permit the Company to make voluntary prepayments of the Holdings Notes, (ii) provide the Company a credit in respect of prepayments of the Holdings Notes against the prepayments and/or reductions required under subsection 2.4B(iii)(e) of the Credit Agreement, (iii) postpone the date on which Company has to comply with hedging requirements under subsection 6.10 of the Credit Agreement, and (iv) make certain other amendments as set forth below;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.     AMENDMENTS TO THE CREDIT AGREEMENT

1.1      Amendment to Subsection 2.4: Repayments and Prepayments; General Provisions Regarding Payments; Application of Proceeds of Collateral and Payments Under Guaranties.

Subsection 2.4B(iii)(e) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting the following therefor:

“(e)     Prepayments from Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending on January 1, 2006), Company shall, no later than 120 days after the end of such Fiscal Year, prepay the Loans in an aggregate amount equal to 50% (the “Consolidated Excess Cash Flow Percentage”) of such Consolidated Excess Cash Flow, provided, that (A) Company shall receive a credit against any prepayments required under this subsection (e) for any voluntary prepayment or redemption of the Holdings Notes made in accordance with this Agreement and (B) if the calculation of such Consolidated Excess Cash

Flow includes a deduction for voluntary prepayment of the First Lien Term Loans or Term Loans (the “Prepaid Amount”), then (i) Consolidated Excess Cash Flow shall be deemed increased by the Prepaid Amount for the purposes of determining prepayments required under this subsection (e), and (ii) Company shall receive a credit equal to the amount of the Prepaid Amount against any prepayments required under this subsection (e) with respect to the Fiscal Year in which such voluntary prepayment was made (such credit may not be carried forward to subsequent years).”.

1.2      Amendment to Subsection 6.10: Interest Rate Protection.

Subsection 6.10 of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting the following therefor:

“6.10     Interest Rate Protection.

At all times after December 31, 2005, Company shall maintain in effect for three years after the Closing Date one or more Interest Rate Agreements in an aggregate notional principal amount of not less than 40% of the aggregate principal amount of the Term Loans and the First Lien Term Loans outstanding, each such Interest Rate Agreement to be in form and substance satisfactory to Administrative Agent; provided that Company shall not be obligated to maintain in effect any such Interest Rate Agreements at any time that the Applicable Consolidated Leverage Ratio is less than or equal to 2.00:1:00. For purposes of clarification, while the above described Interest Rate Agreements are required to be maintained during the above described periods, each individual Interest Rate Agreement is not required to be of such duration.”.

1.3      Amendment to Subsection 7.5: Restricted Junior Payments.

Subsection 7.5 of the Credit Agreement is hereby amended by inserting the following at the end thereof

“, and (v) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby, at any time on or before July 31, 2005, Holdings may prepay or redeem the Holdings Notes and Company may make Restricted Junior Payments to Holdings for purposes of making such prepayment or redemption not to exceed $16,250,000.”.

Section 2.     LIMITED WAIVER

A.        Waiver of Restriction in Holdings Subordination Agreement. Requisite Lenders hereby waive compliance with Section 3(a) of the Holdings Subordination Agreement to the extent required to permit Holdings to prepay or redeem the Holdings Notes.

B.        Limitation of Waiver. The waiver set forth herein shall be limited precisely as written and relate solely to the prepayment of the Holdings Notes in the manner and to the extent described above, and nothing in this Amendment shall be deemed to (i) constitute a waiver of compliance by Company or Holdings with respect to any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein or (ii) prejudice any right or remedy that Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.

Section 3.     ACKNOWLEDGEMENT AND CONSENT

Each of Company, Holdings and each Subsidiary Guarantor (each individually a “Credit Support Party” and collectively, the “Credit Support Parties”) has read this Amendment and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Credit Support Party under, and the Liens granted by such Credit Support Party as collateral security for the indebtedness, obligations and liabilities evidenced by the Credit Agreement and the other Loan Documents pursuant to, each of the Loan Documents to which such Credit Support Party is a party shall not be impaired and each of the Loan Documents to which such Credit Support Party is a party is, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

Section 4.     CONDITIONS TO EFFECTIVENESS

Section 1 of this Amendment shall become effective only upon the satisfaction of all of the conditions precedent (the date of satisfaction of all such conditions precedent being referred to herein as the “First Amendment Effective Date”) set forth in this Section 4.

A.        Corporate Documents. On or before the First Amendment Effective Date, Company shall and shall cause each other Credit Support Party to deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel), with respect to Company or such other Credit Party, as the case may be, a Secretary’s Certificate, in form and substance reasonably satisfactory to Administrative Agent and dated the First Amendment Effective Date, certifying that (1) the Organizational Documents of Company, (2) the resolutions of the Board of Directors of Company and each other Credit Support Party and (3) the signature and incumbency certificate of Company and each other Credit Support Party, in each case, as delivered to Administrative Agent on the Closing Date, are in full force and effect and have not been amended or modified in any respect since the Closing Date.

B.        Fees. Administrative Agent shall have received all of Administrative Agent’s reasonable costs and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent (including, without limitation, the reasonable fees and disbursements of O’Melveny & Myers LLP) in connection with this Amendment and the documents and transactions related hereto, and any fees separately agreed upon between Company and Administrative Agent.

C.        Amendment of First Lien Credit Agreement. Administrative Agent shall have received a First Amendment to Credit Agreement executed by Holdings, Company, Requisite Lenders under the First Lien Credit Agreement and BNP Paribas, as administrative agent, in form and substance satisfactory to Administrative Agent, which amendment shall be in form substantially similar to this Amendment.

Section 5.     REPRESENTATIONS AND WARRANTIES

In order to induce Lenders and Administrative Agent to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to Administrative Agent and each Lender that the following statements are true, correct and complete:

A.        Authorization; Binding Obligations. Company has all requisite corporate power and authority to enter into this Amendment. The execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate action by Company. This Amendment has been duly executed and delivered by Company and is the legally valid and binding obligation of Company, enforceable against Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally and by equitable principles relating to enforceability.

B.        No Conflict. The execution and delivery by Company of this Amendment do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company, the Organizational Documents of Company or any order, judgment or decree of any court or other Government Authority binding on Company, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), and (iv) require any approval of any holder of equity or any approval or consent of any Person under any Contractual Obligation of Company, except for such approvals or consents which will be obtained on or before the First Amendment Effective Date and disclosed in writing to Lenders and except to the extent such violation, conflict, Lien or failure to obtain such approval or consent could not reasonably be expected to result in a Material Adverse Effect.

C.        Governmental Consents. The execution and delivery by Company of this Amendment do not and will not require any Governmental Authorization except as have been obtained.

D.        Incorporation of Representations. Each representation and warranty of Company contained in each of the Loan Documents is true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of the First Amendment Effective Date except to the extent such representations and warranties relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date.

E.        Absence of Default. No event has occurred and is continuing or would result from the execution, delivery or performance of this Amendment that constitutes or would constitute an Event of Default or a Potential Event of Default after giving effect to this Amendment.

Section 6.     MISCELLANEOUS

A.        Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)         On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof’ or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(ii)        Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)       The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent, or any Lender under, the Credit Agreement or any of the other Loan Documents.

(iv)      Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(v)       Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

(vi)      Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:

MD BEAUTY, INC.

	By:	/s/ Leslie A Blodgett
	Name:	Leslie A Blodgett
	Title:	President, Chief Executive Officer and Secretary

HOLDINGS:

STB BEAUTY, INC.

	By:	/s/ Leslie A Blodgett
	Name:	Leslie A Blodgett
	Title:	President and Chief Executive Officer

CREDIT SUPPORT PARTIES: (for purposes of Section 3)

STB BEAUTY, INC.

	By:	/s/ Leslie A Blodgett
	Name:	Leslie A Blodgett
	Title:	President and Chief Executive Officer

BARE ESCENTUALS, INC. BIOCEUTIX INC. ID DIRECT, INC. MD BEAUTY SALES, INC.

	By:	/s/ Leslie A Blodgett
	Name:	Leslie A Blodgett
	Title:	President, Chief Executive Officer and Secretary

LENDERS:

BNP PARIBAS, individually and as Administrative Agent

	By:	/s/ Amy Kirschner
	Name:	Amy Kirschner
	Title:	Director

	By:	/s/ Cecile Scherer
	Name:	Cecile Scherer
	Title:	Director Merchant Banking Group

FOXE BASIN CLO 2003, LTD. By Royal Bank of Canada as Collateral Manager

By:	/s/ Melissa Marano
Name:	Melissa Marano
Title:	Authorized Signatory

CIBC Inc.

By:	/s/ Gerald Girardi
Name:	Gerald Girardi
Title:	Executive Director CIBC World Markets Corp., As Agent

NAVIGATOR CDO 2003, LTD By: Antares Asset Management Inc., as Collateral Manager

By:	/s/ Steven J. Robinson
Name:	Steven J. Robinson
Title:	Vice President

NAVIGATOR CDO 2004, LTD By: Antares Asset Management Inc., as Agent

By:	/s/ Steven J. Robinson
Name:	Steven J. Robinson
Title:	Vice President

CITIGROUP FINANCIAL PRODUCTS, INC. By: Antares Asset Management Inc., as Agent

By:	/s/ Steven J. Robinson
Name:	Steven J. Robinson
Title:	Vice President

FriedbergMilstein Private Capital Fund I

By:	/s/ Eric A. Green
Name:	Eric A. Green
Title:	Senior Partner

First Trust/Highland Capital Floating Rate Income Fund By: Highland Capital Management, L.P., As Sub-Advisor By: Strand Advisors, Inc., Its General Partner

By:	/s/ Joe Dougherty
Name:	Joe Dougherty
Title:	Senior Portfolio Manager Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

Highland Floating Rate Advantage Fund By: Highland Capital Management, L.P., As Collateral Manager By: Strand Advisors, Inc., Its Investment Advisor

By:	/s/ Joe Dougherty
Name:	Joe Dougherty
Title:	Senior Vice President Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

Highland Floating Rate Limited Liability Company By: Highland Capital Management, L.P., As Collateral Manager By: Strand Advisors, Inc., Its Investment Advisor

By:	/s/ Joe Dougherty
Name:	Joe Dougherty
Title:	Senior Vice President Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

Pioneer Floating Rate Trust By: Highland Capital Management, L.P., Its Sub-Advisor By: Strand Advisors, Inc., Its General Partner

By:	/s/ Joe Dougherty
Name:	Joe Dougherty
Title:	Senior Portfolio Manager Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

Loan Funding IV LLC By: Highland Capital Management, L.P., As Collateral Manager By: Strand Advisors, Inc., Its General Partner

By:	/s/ David W. Lancelot
Name:	David W. Lancelot
Title:	Treasurer Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

Loan Funding VII LLC By: Highland Capital Management, L.P., As Collateral Manager By: Strand Advisors, Inc., Its General Partner

By:	/s/ David W. Lancelot
Name:	David W. Lancelot
Title:	Treasurer Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

Southfork CLO, Ltd. By: Highland Capital Management, L.P., As Collateral Manager By: Strand Advisors, Inc., Its General Partner

By:	/s/ David W. Lancelot
Name:	David W. Lancelot
Title:	Treasurer Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

APOLLO DISTRESSED INVESTMENT OFFSHORE FUND, LTD. By Apollo DIF Management, L.P., its General Partner By Apollo DIF Management GP, LLC, its General Partner

By:	/s/ Abraham Katz
Name:	Abraham Katz
Title:	Vice President

APOLLO DISTRESSED INVESTMENT FUND (QP), L.P. By Apollo DIF Management, L.P., its General Partner By Apollo DIF Management GP, LLC, its General Partner

By:	/s/ Abraham Katz
Name:	Abraham Katz
Title:	Vice President

LightPoint CLO 2004-1, Ltd

LightPoint CLO III, Ltd.

By:	/s/ Timothy S. Van Kirk
Name:	Timothy S. Van Kirk
Title:	Managing Director

Halcyon Structured Opportunities Fund, L.P.

By:	/s/ Steven Mandis
Name:	Steven Mandis
Title:	Chief Investment Officer